Exhibit 99.1
Fastly Announces Leadership Transition and Succession Plan
Fastly Board has initiated a search to identify the Company’s next CEO
Joshua Bixby will step down as CEO after a successor is appointed

SAN FRANCISCO -- May 4, 2022 -- Fastly, Inc. (NYSE: FSLY), the world’s fastest global edge cloud network provider, today announced that the Board of Directors has initiated a search to identify the next CEO to lead the company through its next phase of growth. Once a successor is appointed, current Chief Executive Officer Joshua Bixby will step down as CEO and from the Fastly Board of Directors.

“I am incredibly proud of what we’ve accomplished during my time at Fastly. We’ve expanded our platform to capture current and future growth and built a world-class leadership team that can confidently take us into the future,” said Joshua Bixby, CEO of Fastly. “During my tenure at Fastly, the company has grown significantly and become a force in the industry. As the Board and I considered how to best position Fastly for long-term success, I have decided that now is the right time to transition to a new leader. To that end, I have informed the Board of my intention to resign as CEO after a successor is in place so the Board can take the time to find the right leader, and to ensure a smooth transition. I am confident Fastly will continue to attract and empower enterprise customers and developers, and expand our platform and customer base.”

“Joshua has been a driving force and passionate change agent for the company,” said David Hornik, Lead Independent Director on the Fastly Board of Directors. “He has helped lead Fastly through its early years as a public company and laid the foundation for accelerated growth by combining the world’s fastest edge cloud network with powerful software to develop, deliver and secure modern distributed applications. On behalf of the Board, we thank Joshua for his numerous contributions.”

Under Bixby’s leadership, Fastly’s revenue increased at a 33% CAGR from 2019 to 2021, with total customer count growing at a 27% CAGR and enterprise customer count at a 24% CAGR. Fastly has expanded its presence from 26 countries and 55 markets in Q1 2020 to 34 countries and 75 markets in Q1 2022.

Hornik continued, “Fastly’s large Enterprise customer base, robust product roadmap, and unrivaled customer satisfaction give us confidence about our future and the significant opportunities ahead. Fastly is differentiated by a delivery business that is one of the fastest in the world, an award-winning security business and an edge cloud platform with unrivaled flexibility and programmability. As we search for Fastly’s next leader, the Board is committed to finding a candidate that can help build upon this foundation and lead Fastly into the next stage of growth.”

The Board, Bixby and Fastly’s management team are committed to ensuring a successful and smooth transition, and Joshua will remain with the company to help ensure Fastly continues executing on its strategy and creating value for stockholders.

“Joshua has been an invaluable partner to me for nine years as we built Fastly into the industry leader it is today,” added Artur Bergman, Fastly’s Chief Architect and Executive Chairperson. “I am excited to work with our next CEO to capitalize on our significant growth potential. More than ever, companies need Fastly to enable them to innovate at the right place in the software stack to deliver globally performant, secure and reliable applications to their customers.”

Bixby has served as CEO since February 2020 and prior to that held the role of President from May 2017 to February 2020. He has been on the executive leadership team at Fastly since December 2015 and previously served in a part-time advisory role beginning in 2013. During his tenure as Fastly’s CEO, Bixby oversaw the successful acquisition of Signal Sciences and the launch of Fastly’s new Next-Gen WAF. He also recruited seasoned senior leadership team members including Fastly’s current CFO, CRO, CMO and CPO.

About Fastly
Fastly is upgrading the internet experience by providing the speed, security, and innovation Enterprises need to deliver increased revenue and engaging experiences. By combining the world’s fastest global edge cloud network with powerful software, Fastly helps customers develop, deliver, and secure modern distributed applications and compelling digital experiences. Fastly’s customers include many of the world’s most prominent companies, including Pinterest, The New York Times, and GitHub. For more information on our mission and products, visit https://www.fastly.com/.

Forward-Looking Statements
This press release contains “forward-looking” statements that are based on our beliefs and assumptions and on information currently available to us on the date of this press release. Forward-looking statements may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from those expressed or implied by the forward-looking statements. These statements include, but are not limited to, statements regarding our future financial and operating performance, the demand for our platform, and our ability to attract and empower enterprise customers and developers, capitalize on the significant growth opportunities in the future, expand our platform and customer base, deliver on our long-term strategy and create value for stockholders. Except as required by law, we assume no obligation to update these forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. Important factors that could cause our actual results to differ materially are detailed from time to time in the reports Fastly files with the Securities and Exchange Commission (“SEC”), including in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2022. Copies of reports filed with the SEC are posted on Fastly’s website and are available from Fastly without charge.

Source: Fastly, Inc

Investor Contact:
Vernon Essi, Jr.
ir@fastly.com

Media Contact:
press@fastly.com